Exhibit 99.1

Independent Bank Corp. Reports Second Quarter Operating Net Income of $17.9 Million

ROCKLAND, Mass.--(BUSINESS WIRE)--July 16, 2015--Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced 2015 second quarter net income of $17.5 million, or $0.67 per diluted share as compared to $9.5 million, or $0.38 per diluted share in the prior quarter. The increase in the Company’s earnings was largely attributable to merger and acquisition costs recognized during the first quarter of $6.3 million, net of tax, relating to the February 20, 2015 acquisition of Peoples Federal Bancshares, Inc. (“Peoples”). When excluding these expenses and other items that the Company considers to be non-core, net operating earnings for the second quarter were $17.9 million, or $0.68 per diluted share, versus $15.8 million, or $0.63 per diluted share in the prior quarter, representing an increase of 12.9% and 7.9%, respectively.

“Due to the teamwork and extraordinary efforts of my many colleagues, Rockland Trust has performed very well during the first half of 2015,” said Christopher Oddleifson, the President and Chief Executive Officer of Independent and Rockland Trust. “While loan growth remains challenging due to intense competition, our disciplined and focused approach has resulted in strong deposit growth and continued pristine asset quality. Rockland Trust is well positioned for sustained organic growth and ready to take advantage of market opportunities.”

BALANCE SHEET

Total assets of $7.2 billion at June 30, 2015 increased by $284.8 million, or 4.1%, from the prior quarter and by $847.6 million, or 13.4%, as compared to the year ago period, inclusive of the acquisition of Peoples.

The commercial loan portfolio rose by $58.0 million or 1.5% (6.1% annualized) over the prior quarter, led by growth in the commercial and industrial and small business sectors. This reflected a pick up in business activity during the second quarter and the Company’s strong market presence and origination efforts. The home equity portfolio grew as well due to sustained promotional campaigns. These increases were countered by a reduction in the residential mortgage portfolio due to higher refinancing volumes and attrition in the acquired Peoples portfolio. These factors resulted in net growth in total loans at June 30, 2015 of $41.7 million, or 0.8% (3.0% annualized) over the prior quarter. Compared to the prior year period, total loans increased by $549.3 million, or 11.2%, inclusive of the Peoples acquisition.

Total deposits at June 30, 2015 grew sharply by $299.8 million, or 5.3% over the prior quarter and by $672.4 million, or 12.7% over the prior year period, inclusive of the acquisition of Peoples. Core deposits continued their steady growth with a rise of $320.6 million, or 26.2% on an annualized basis over the prior quarter, and as of June 30, 2015 represent 87.7% of total deposits. The growth in total and core deposits for the quarter was due in part to large short-term deposits related to the Company’s tax section 1031 exchange business. The increase in these short-term deposits also contributed to the increase in the Company’s short-term investments at quarter end. Total cost of deposits decreased by one basis point during the quarter to 20 basis points, reflecting the Company’s continued emphasis on core deposit growth.

The securities portfolio increased from the prior quarter to $803.8 million at June 30, 2015. The increase of $21.6 million was due primarily to the purchase of Small Business Administration pooled securities and mortgage backed securities, offset by sales of mortgage backed securities and certain pooled trust preferred securities. The securities portfolio comprised 11.2% of total assets as of June 30, 2015.

Stockholders’ equity at June 30, 2015 rose to $743.3 million, an increase of 1.4% from March 31, 2015. Compared to the year ago period, stockholders’ equity has increased by $126.8 million, or 20.6%. The strong growth in capital led to an increase in the Company’s tangible book value per share, which increased by $0.40, or 2.0%, during the second quarter, to $20.22, which is 11.1% above the prior year level. The Company’s tangible common ratio of 7.58% represents a decrease of 15 basis points from the prior quarter, as strong deposit growth drove a corresponding increase in total assets.

NET INTEREST INCOME

Net interest income increased to $53.7 million for the second quarter as compared to $51.2 million in the linked quarter, driven primarily by higher earning asset levels and a full quarter of income from the loans acquired in the Peoples acquisition. During the second quarter, the Company’s net interest margin decreased by seven basis points from the prior quarter to 3.43%. The decrease was driven by the benefit received in the prior quarter from purchase accounting adjustments, ongoing pressure on asset yields, and increased liquid asset levels.

NONINTEREST INCOME

The Company recorded noninterest income of $20.3 million during the second quarter, which represents a $3.7 million, or 22.4%, increase from the linked quarter. Significant changes in noninterest income in the second quarter compared to the prior quarter included the following:

  Deposit account fees and interchange and ATM fees increased by $966,000, or 13.3%, mainly due to the resumption of normal activity after the prior quarter’s seasonal and weather-related reductions in customer activity.
  Investment management income increased by $421,000, or 8.2%, primarily driven by seasonal tax preparation fees and continued growth in assets under administration, which increased by 1.3% to $2.6 billion.
  Loan level derivative income increased $1.0 million due to increased volume based on customer demand.
  Income from the cash surrender value of life insurance policies increased $171,000, or 22.0%, due primarily to the additional policies acquired from Peoples.
  The Company recorded gains on sale of fixed income securities during the quarter of $798,000. There were no such gains in the prior quarter.
  Other noninterest income increased $217,000, or 11.7%, mainly due to increases in asset based lending fee income, foreign currency exchange fees and affordable housing tax credits.

NONINTEREST EXPENSE

The Company recorded noninterest expense of $48.6 million during the second quarter, a $6.3 million, or 11.5%, decrease from the prior quarter. Significant changes in noninterest expense in the second quarter compared to the prior quarter included the following:

  Salaries and employee benefits increased $1.0 million, or 4.1%, due primarily to the full quarter’s impact of the Peoples acquisition along with increases in performance-based incentive compensation. These increases were partially offset by decreases in payroll taxes.
  Occupancy and equipment expense decreased $722,000, or 11.3%, mainly due to high snow removal costs incurred in the first quarter, partially offset by increases stemming from the addition of Peoples facilities as well as an impairment charge of $109,000 relating to an acquired facility.
  The Company incurred $271,000 and $10.2 million in merger and acquisition costs during the second and first quarter of 2015, respectively, related to the Peoples acquisition.
  The Company incurred a loss of $1.1 million on the sale of pooled trust preferred and mortgage backed securities during the second quarter. There was no such loss during the prior quarter.
  Other noninterest expenses increased by $2.0 million, or 18.4%, driven primarily by increased advertising costs, other losses and charge-offs, mortgage operations expenses, debit card expenses, and shareholder relations. These increases were partially offset by a decrease of $420,000 in loan workout costs.

The Company generated a return on average assets and a return on average common equity of 1.00% and 9.43%, respectively, in the second quarter, as compared to 0.58% and 5.58%, respectively, for the prior quarter. On an operating basis, the return on average assets and the return on average common equity for the three months ended June 30, 2015 were 1.03% and 9.65%, respectively, as compared to 0.97% and 9.33%, respectively, for the prior quarter.

ASSET QUALITY

Asset quality metrics remained strong during the second quarter with total net charge-offs totaling $220,000, or 0.02% of average loans on an annualized basis, compared to 0.01% for the quarter ending March 31, 2015. The provision for loan losses was $700,000 for the second quarter as compared to a negative provision of $500,000 in the first quarter. Nonperforming loans decreased during the second quarter by $4.2 million to $26.2 million, and represent 0.48% of total loans at June 30, 2015, as compared to 0.56% of total loans at March 31, 2015. In total, nonperforming assets declined to $31.3 million at the end of the second quarter, from $40.3 million at the end of the prior quarter, reflecting the aforementioned reduction in nonperforming loans, as well as the sale of the Company’s nonaccruing pooled trust preferred securities and a reduction in other real estate owned. Delinquency as a percentage of loans was 0.49% at June 30, 2015, a decrease of four basis points from the prior quarter.

The allowance for loan losses was $55.0 million at June 30, 2015, as compared to $54.5 million at March 31, 2015. The Company’s allowance for loan losses as a percentage of loans was 1.01% at both June 30, 2015 and March 31, 2015, inclusive of the recently acquired Peoples portfolio.

CONFERENCE CALL INFORMATION

Christopher Oddleifson, Chief Executive Officer and Robert Cozzone, Chief Financial Officer will host a conference call to discuss second quarter earnings at 10:00 a.m. Eastern Time on Friday, July 17, 2015. Internet access to the call is available on the Company’s website at www.rocklandtrust.com or via telephonic access by dial-in at 1-888-336-7153 reference: INDB. A replay of the call will be available by calling 1-877-344-7529. Replay Conference Number: 10067941 and will available through July 31, 2015. Additionally, a webcast replay will be available until July 17, 2016.

ABOUT INDEPENDENT BANK CORP.

Independent Bank Corp. has approximately $7.2 billion in assets and is the holding company for Rockland Trust Company, a full-service commercial bank headquartered in Massachusetts. Rockland Trust offers a wide range of banking, investment, and insurance services to businesses and individuals through retail branches, commercial lending offices, investment management offices, and residential lending centers located in Eastern Massachusetts and Rhode Island, as well as through telephone banking, mobile banking, and the Internet. Rockland Trust, which was named to Sandler 2014 Sm-All Stars list of top performing small-cap banks and thrifts in the country, is an FDIC Member and an Equal Housing Lender. To find out why Rockland Trust is the bank “Where Each Relationship Matters®,” please visit www.rocklandtrust.com.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. These statements may be identified by such forward-looking terminology as “expect,” “achieve,” “plan,” “believe,” “future,” “positioned,” “continued,” “will,” “would,” “potential,” or similar statements or variations of such terms. Actual results may differ from those contemplated by these forward-looking statements.

Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, but are not limited to:

  a weakening in the United States economy in general and the regional and local economies within the New England region and the Company’s market area;
  adverse changes in the local real estate market;
  acquisitions may not produce results at levels or within time frames originally anticipated and may result in unforeseen integration issues or impairment of goodwill and/or other intangibles;
  changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System;
  higher than expected tax rates and any changes in and any failure by the Company to comply with tax laws generally and requirements of the federal New Markets Tax Credit program;
  unexpected changes in market interest rates for interest earning assets and/or interest bearing liabilities;
  adverse changes in asset quality including an unanticipated credit deterioration in our loan portfolio;
  unexpected increased competition in the Company’s market area;
  unanticipated loan delinquencies, loss of collateral, decreased service revenues, and other potential negative effects on our business caused by severe weather or other external events;
  a deterioration in the conditions of the securities markets;
  our inability to adapt to changes in information technology;
  electronic fraudulent activity within the financial services industry, especially in the commercial banking sector;
  adverse changes in consumer spending and savings habits;
  the inability to realize expected revenue synergies from the Peoples Federal Bancshares merger in the amounts or in the timeframe anticipated;
  inability to retain customers and employees, including those of Peoples Federal Bancshares;
  the effect of new laws and regulations regarding the financial services industry including, but not limited to, the Dodd-Frank Wall Street Reform and Consumer Protection Act;
  changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) generally applicable to the Company’s business;
  changes in accounting policies, practices and standards, as may be adopted by the regulatory agencies as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; and
  other unexpected material adverse changes in our operations or earnings.

The Company wishes to caution readers not to place undue reliance on any forward-looking statements as the Company’s business and its forward-looking statements involve substantial known and unknown risks and uncertainties included in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q (“Risk Factors”). Except as required by law, the Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise. Any public statements or disclosures by the Company following this release which modify or impact any of the forward-looking statements contained in this release will be deemed to modify or supersede such statements in this release. In addition to the information set forth in this press release, you should carefully consider the Risk Factors.

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This information includes operating earnings and operating EPS, return on average assets and return on average common equity calculated on an operating basis. The non-GAAP financial measures, including operating earnings and operating EPS, exclude gain or loss due to items that management believes are unrelated to its core banking business and will not have a material financial impact on operating results in future periods, such as gains or losses on the sales of securities, merger and acquisition expenses, and other items. The Company’s management uses operating earnings and operating EPS to measure the strength of the Company’s core banking business and to identify trends that may to some extent be obscured by such excluded gains or losses. The Company has included information on these non-GAAP measures because management believes that investors may find it useful to have access to the same analytical tool used by management and may also find that it facilitates the comparison of the Company to other companies in the financial services industry. These non-GAAP measures should not be viewed as a substitute for operating results determined in accordance with GAAP. An item which management deems to be non-core and excludes when computing these non-GAAP measures can be of substantial importance to the Company’s results for any particular quarter or year. The Company’s non-GAAP performance measures, including operating earnings and operating EPS, are not necessarily comparable to non-GAAP performance measures which may be presented by other companies.

INDEPENDENT BANK CORP. FINANCIAL SUMMARY

				% Change Jun 2015 vs. Mar 2015	% Change Jun 2015 vs. Jun 2014
CONSOLIDATED BALANCE SHEETS (Unaudited dollars in thousands)	June 30, 2015	March 31, 2015	June 30, 2014

Assets
Cash and due from banks	$100,054	$108,804	$119,326	-8.04%	-16.15%
Interest-earning deposits with banks	295,722	47,470	151,538	522.97%	95.15%
Securities
Securities - trading	489	494	-	-1.01%	100.00%
Securities - available for sale	375,001	387,038	340,081	-3.11%	10.27%
Securities - held to maturity	428,339	394,745	373,888	8.51%	14.56%
Total securities	803,829	782,277	713,969	2.76%	12.59%

Loans held for sale	10,728	9,507	16,125	12.84%	-33.47%
Loans
Commercial and industrial	873,105	829,380	853,327	5.27%	2.32%
Commercial real estate	2,630,062	2,606,444	2,300,633	0.91%	14.32%
Commercial construction	278,692	291,666	252,222	-4.45%	10.49%
Small business	91,367	87,709	78,955	4.17%	15.72%
Total commercial	3,873,226	3,815,199	3,485,137	1.52%	11.14%
Residential real estate	653,370	681,379	541,601	-4.11%	20.64%
Home equity - 1st position	526,370	519,978	503,149	1.23%	4.62%
Home equity - subordinate positions	364,523	356,938	337,666	2.13%	7.95%
Total consumer real estate	1,544,263	1,558,295	1,382,416	-0.90%	11.71%
Other consumer	17,293	19,624	17,947	-11.88%	-3.64%
Total loans	5,434,782	5,393,118	4,885,500	0.77%	11.24%
Less - allowance for loan losses	(54,995)	(54,515)	(54,538)	0.88%	0.84%
Net loans	5,379,787	5,338,603	4,830,962	0.77%	11.36%
Federal Home Loan Bank stock	37,485	37,485	37,350	0.00%	0.36%
Bank premises and equipment	74,143	73,315	64,166	1.13%	15.55%
Goodwill and core deposit intangible	214,331	215,058	181,460	-0.34%	18.11%
Other assets	279,842	298,566	233,422	-6.27%	19.89%
Total assets	$7,195,921	$6,911,085	$6,348,318	4.12%	13.35%

Liabilities and Stockholders' Equity
Deposits
Demand deposits	$1,832,971	$1,603,124	$1,462,761	14.34%	25.31%
Savings and interest checking accounts	2,285,968	2,232,832	2,096,029	2.38%	9.06%
Money market	1,125,888	1,088,223	1,036,513	3.46%	8.62%
Time certificates of deposit	725,703	746,533	702,858	-2.79%	3.25%
Total deposits	5,970,530	5,670,712	5,298,161	5.29%	12.69%
Borrowings
Federal Home Loan Bank borrowings	108,190	108,246	60,174	-0.05%	79.80%
Customer repurchase agreements and other short-term borrowings	119,439	128,138	131,766	-6.79%	-9.36%
Wholesale repurchase agreements	50,000	50,000	50,000	0.00%	0.00%
Junior subordinated debentures	73,576	73,631	73,797	-0.07%	-0.30%
Subordinated debentures	35,000	35,000	30,000	0.00%	16.67%
Total borrowings	386,205	395,015	345,737	-2.23%	11.70%
Total deposits and borrowings	6,356,735	6,065,727	5,643,898	4.80%	12.63%
Other liabilities	95,869	112,472	87,931	-14.76%	9.03%
Stockholders' equity
Common stock	259	259	236	0.00%	9.75%
Additional paid in capital	401,437	399,936	307,720	0.38%	30.46%
Retained earnings	343,757	333,104	310,226	3.20%	10.81%
Accumulated other comprehensive loss, net of tax	(2,136)	(413)	(1,693)	417.19%	26.17%
Total stockholders' equity	743,317	732,886	616,489	1.42%	20.57%
Total liabilities and stockholders' equity	$7,195,921	$6,911,085	$6,348,318	4.12%	13.35%

CONSOLIDATED STATEMENTS OF INCOME (Unaudited dollars in thousands)	Three Months Ended
				% Change Jun 2015 vs. Mar 2015	% Change Jun 2015 vs. Jun 2014
	June 30, 2015	March 31, 2015	June 30, 2014

Interest income
Interest on fed funds sold and short term investments	$60	$30	$69	100.00%	-13.04%
Interest and dividends on securities	4,882	4,661	4,727	4.74%	3.28%
Interest on loans	54,016	51,687	49,393	4.51%	9.36%
Interest on loans held for sale	58	51	96	13.73%	-39.58%
Total interest income	59,016	56,429	54,285	4.58%	8.72%
Interest expense
Interest on deposits	2,922	2,763	2,789	5.75%	4.77%
Interest on borrowed funds	2,347	2,417	2,443	-2.90%	-3.93%
Total interest expense	5,269	5,180	5,232	1.72%	0.71%
Net interest income	53,747	51,249	49,053	4.87%	9.57%
Less - provision (benefit) for loan losses	700	(500)	2,250	-240.00%	-68.89%
Net interest income after provision (benefit) for loan losses	53,047	51,749	46,803	2.51%	13.34%
Noninterest income
Deposit account fees	4,465	4,166	4,463	7.18%	0.04%
Interchange and ATM fees	3,767	3,100	3,322	21.52%	13.40%
Investment management	5,528	5,107	5,136	8.24%	7.63%
Mortgage banking income	1,226	1,126	877	8.88%	39.79%
Increase in cash surrender value of life insurance policies	949	778	721	21.98%	31.62%
Gain on life insurance benefits	-	-	337	n/a	-100.00%
Gain on sale of fixed income securities	798	-	-	100.00%	100.00%
Gain (loss) on sale of equity securities	19	-	(20)	100.00%	-195.00%
Loan level derivative income	1,430	418	324	242.11%	341.36%
Other noninterest income	2,079	1,862	1,697	11.65%	22.51%
Total noninterest income	20,261	16,557	16,857	22.37%	20.19%
Noninterest expense
Salaries and employee benefits	26,318	25,288	22,843	4.07%	15.21%
Occupancy and equipment	5,672	6,394	5,301	-11.29%	7.00%
Data processing and facilities management	1,228	1,122	1,179	9.45%	4.16%
FDIC assessment	1,017	956	966	6.38%	5.28%
Merger and acquisition	271	10,230	-	-97.35%	100.00%
Loss on sale of fixed income securities	1,124	-	-	100.00%	100.00%
Loss on sale of equity securities	8	-	-	100.00%	100.00%
Loss on termination of derivatives	-	-	1,122	-n/a	-100.00%
Other noninterest expense	13,006	10,987	11,569	18.37%	12.41%
Total noninterest expense	48,644	54,977	42,980	-11.52%	13.18%
Income before income taxes	24,664	13,329	20,680	85.04%	19.26%
Provision for income taxes	7,213	3,869	5,934	86.43%	21.55%
Net income	$17,451	$9,460	$14,746	84.47%	18.34%

Basic earnings per share	$0.67	$0.38	$0.62	76.32%	8.06%
Diluted earnings per share	$0.67	$0.38	$0.61	76.32%	9.84%
Basic average shares	26,149,593	24,959,865	23,897,413
Diluted average shares	26,221,412	25,040,080	23,991,973

Performance ratios
Net interest margin (FTE)	3.43%	3.50%	3.48%
Return on average assets	1.00%	0.58%	0.94%
Return on average common equity	9.43%	5.58%	9.65%

Reconciliation table - non-GAAP financial information
Net income	$17,451	$9,460	$14,746	84.47%	18.34%
Noninterest income components
Less - gain on sale of fixed income securities, net of tax	(473)	-	-
Less - gain on life insurance benefits (tax exempt)	-	-	(337)
Noninterest expense components
Add - loss on termination of derivatives, net of tax	-	-	663
Add - loss on extinguishmnet of debt, net of tax	-	72	-
Add - loss on sale of fixed income securities, net of tax	667	-	-
Add - merger & acquisition expenses, net of tax	155	6,287	-
Add - impairment on acquired facilities, net of tax	65	-	-
Net operating earnings	$17,865	$15,819	$15,072	12.94%	18.53%

Diluted earnings per share, on an operating basis	$0.68	$0.63	$0.63	7.94%	7.94%

CONSOLIDATED STATEMENTS OF INCOME
	Six Months Ended		% Change
	June 30, 2015	June 30, 2014	Jun 2015 vs. Jun 2014

Interest income
Interest on fed funds sold and short term investments	$91	$106	-14.15%
Interest and dividends on securities	9,543	9,414	1.37%
Interest on loans	105,704	97,597	8.31%
Interest on loans held for sale	109	147	-25.85%
Total interest income	115,447	107,264	7.63%
Interest expense
Interest on deposits	5,685	5,579	1.90%
Interest on borrowed funds	4,765	5,026	-5.19%
Total interest expense	10,450	10,605	-1.46%
Net interest income	104,997	96,659	8.63%
Less - provision for loan losses	200	6,752	-97.04%
Net interest income after provision for loan losses	104,797	89,907	16.56%
Noninterest income
Deposit account fees	8,631	8,821	-2.15%
Interchange and ATM fees	6,868	6,298	9.05%
Investment management	10,635	9,739	9.20%
Mortgage banking income	2,352	1,364	72.43%
Increase in cash surrender value of life insurance policies	1,727	1,443	19.68%
Gain on life insurance benefits	-	1,964	-100.00%
Gain on sale of fixed income securities	798	-	100.00%
Gain on sale of equity securities	19	71	-73.24%
Loan level derivative income	1,848	1,070	72.71%
Other noninterest income	3,939	3,602	9.36%
Total noninterest income	36,817	34,372	7.11%
Noninterest expense
Salaries and employee benefits	51,606	45,923	12.38%
Occupancy and equipment expenses	12,066	11,447	5.41%
Data processing and facilities management	2,350	2,432	-3.37%
FDIC assessment	1,973	1,871	5.45%
Merger and acquisition expenses	10,501	77	13537.66%
Loss on sale of fixed income securities	1,124	-	100.00%
Loss on sale of equity securities	8	-	100.00%
Loss on termination of derivatives	-	1,122	-100.00%
Other noninterest expense	23,994	21,994	9.09%
Total noninterest expense	103,622	84,866	22.10%
Income before income taxes	37,992	39,413	-3.61%
Provision for income taxes	11,082	11,284	-1.79%
Net income	$26,910	$28,129	-4.33%

Basic earnings per share	$1.05	$1.18	-11.02%
Diluted earnings per share	$1.05	$1.17	-10.26%
Basic average shares	25,558,016	23,858,456
Diluted average shares	25,634,642	23,956,000

Performance ratios
Net interest margin (FTE)	3.47%	3.48%
Return on average assets	0.80%	0.91%
Return on average common equity	7.59%	9.34%

Reconciliation table - non-GAAP financial information
Net income	$26,910	$28,129	-4.33%
Noninterest income components
Less - gain on sale of fixed income securities, net of tax	(473)	-
Less - gain on life insurance benefits, tax exempt	-	(1,964)
Noninterest expense components
Add - loss on extinguishment of debt, net of tax	72	-
Add - loss on termination of derivatives, net of tax	-	663
Add - loss on sale of fixed income securities, net of tax	667	-
Add - merger & acquisition expenses, net of tax	6,442	66
Add - impairment on acquired facilities, net of tax	65	298
Net operating earnings	$33,683	$27,192	23.87%

Diluted earnings per share, on an operating basis	$1.31	$1.14	14.91%

Reconciliation table - non-GAAP financial information
(Unaudited dollars in thousands)	Three Months Ended					Six Months Ended
				% Change				% Change
	June 30, 2015	March 31, 2015	June 30, 2014	Jun 2015 vs. Mar 2015	Jun 2015 vs. Jun 2014	June 30, 2015	June 30, 2014	Jun 2015 vs. Jun 2014

Noninterest income GAAP	$20,261	$16,557	$16,857	22.37%	20.19%	$36,817	$34,372	7.11%
Less - gain on sale of fixed income securities	(798)	-	-	100.00%	100.00%	(798)	-	100.00%
Less - gain on life insurance benefits	-	-	(337)	n/a	-100.00%	-	(1,964)	-100.00%
Total noninterest income as adjusted	$19,463	$16,557	$16,520	17.55%	17.81%	$36,019	$32,408	11.14%

Noninterest expense GAAP	$48,644	$54,977	$42,980	-11.52%	13.18%	$103,622	$84,866	22.10%
Less - loss on extinguishment of debt	-	(122)	-	-100.00%	n/a	(122)	-	100.00%
Less - loss on termination of derivatives	-	-	(1,122)	n/a	-100.00%	-	(1,122)	-100.00%
Less - loss on sale of fixed income securities	(1,124)	-	-	100.00%	100.00%	(1,124)	-	100.00%
Less - merger and acquisition expenses	(271)	(10,230)	-	-97.35%	100.00%	(10,501)	(77)	13537.66%
Less - impairment on acquired facilities	(109)	-	-	100.00%	100.00%	(109)	(503)	-78.33%
Total noninterest expense as adjusted	$47,140	$44,625	$41,858	5.63%	12.62%	$91,766	$83,164	10.34%

Asset quality	Nonperforming Assets At			Net Charge-Offs For the Three Months Ended			Net Charge-Offs For the Six Months Ended

	June 30,	March 31,	June 30,	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2015	2014	2015	2014

Nonperforming loans
Commercial & industrial loans	$3,767	$4,542	$2,368	$(29)	$182	$342	$153	$1,046
Commercial real estate loans	6,824	8,770	6,586	(102)	(544)	463	(646)	3,317
Small business loans	198	267	433	(19)	83	36	64	257
Residential real estate loans	8,086	8,693	10,812	16	140	136	156	264
Home equity	7,238	8,015	7,151	217	89	253	306	254
Other consumer	37	53	66	137	135	111	272	315
Total nonperforming loans / total net charge-offs	$26,150	$30,340	$27,416	$220	$85	$1,341	$305	$5,453
Nonaccrual securities	-	3,723	2,570
Other assets in possession	-	-	163
Other real estate owned	5,124	6,285	9,512
Total nonperforming assets	$31,274	$40,348	$39,661

Nonperforming loans/gross loans	0.48%	0.56%	0.56%
Nonperforming assets/total assets	0.43%	0.58%	0.62%
Allowance for loan losses/nonperforming loans	210.31%	179.68%	198.93%
Gross loans/total deposits	91.03%	95.10%	92.21%
Allowance for loan losses/total loans	1.01%	1.01%	1.12%

Net charge-offs to average loans (quarter annualized)				0.02%	0.01%	0.11%
Net charge-offs to average loans (year-to-date)							0.01%	0.23%

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Nonperforming assets reconciliation
Nonperforming assets beginning balance	$40,348	$38,894	$46,521
New to Nonperforming	4,326	11,523	5,109
Loans charged-off	(1,099)	(1,525)	(2,150)
Loans paid-off	(4,264)	(5,923)	(7,615)
Loans transferred to other real estate owned/other assets	(629)	(354)	(3,509)
Loans restored to performing status	(2,566)	(891)	(491)
New to other real estate owned	941	354	3,511
Sale of other real estate owned	(2,153)	(1,633)	(2,169)
Capital improvements to other real estate owned	100	665	432
Net change in nonaccrual securities	(3,723)	-	-
Other	(7)	(762)	22
Nonperforming assets ending balance	$31,274	$40,348	$39,661

	Troubled Debt Restructurings At

	June 30, 2015	March 31, 2015	June 30, 2014

Troubled debt restructurings on accrual status	$36,750	$36,887	$38,925
Troubled debt restructurings on nonaccrual status	5,623	4,899	7,499
Total troubled debt restructurings	$42,373	$41,786	$46,424

	June 30, 2015	March 31, 2015	June 30, 2014
Financial ratios
Book value per common share	$28.42	$28.05	$25.79
Tangible book value per share	$20.22	$19.82	$18.20
Tangible common capital/tangible assets	7.58%	7.73%	7.05%

Capital adequacy
Common equity tier 1 capital ratio (1)	10.24%	10.08%	n/a
Tier one leverage capital ratio (1)	9.21%	9.53%	8.62%
(1) Estimated number for June 30, 2015.

INDEPENDENT BANK CORP. SUPPLEMENTAL FINANCIAL INFORMATION

(Unaudited - dollars in thousands)	Three Months Ended
	June 30, 2015			March 31, 2015			June 30, 2014
		Interest Earned/ Paid			Interest Earned/ Paid			Interest Earned/ Paid
	Average Balance		Yield/ Rate	Average Balance		Yield/ Rate	Average Balance		Yield/ Rate

Interest-earning assets
Interest-earning deposits with banks, federal funds sold, and short term investments	$97,274	$60	0.25%	$48,698	$30	0.25%	$110,631	$69	0.25%
Securities
Securities - trading	500	-	0.00%	179	-	0.00%	-	-	-
Securities - taxable investments	787,023	4,852	2.47%	745,242	4,627	2.52%	718,971	4,690	2.62%
Securities - nontaxable investments (1)	5,044	47	3.74%	5,585	52	3.78%	6,107	63	4.14%
Total securities	792,567	4,899	2.48%	751,006	4,679	2.53%	725,078	4,753	2.63%
Loans held for sale	9,726	58	2.39%	7,603	51	2.72%	9,548	96	4.03%
Loans
Commercial and industrial	860,242	8,499	3.96%	855,462	8,207	3.89%	845,848	8,140	3.86%
Commercial real estate (1)	2,613,347	26,762	4.11%	2,454,630	25,720	4.25%	2,284,621	24,723	4.34%
Commercial construction	291,658	3,204	4.41%	280,049	2,900	4.20%	242,465	2,617	4.33%
Small business	88,884	1,219	5.50%	86,498	1,172	5.50%	78,852	1,087	5.53%
Total commercial	3,854,131	39,684	4.13%	3,676,639	37,999	4.19%	3,451,786	36,567	4.25%
Residential real estate	666,325	6,750	4.06%	602,490	6,211	4.18%	540,178	5,320	3.95%
Home equity	885,618	7,541	3.42%	869,688	7,419	3.46%	835,134	7,345	3.53%
Total consumer real estate	1,551,943	14,291	3.69%	1,472,178	13,630	3.75%	1,375,312	12,665	3.69%
Other consumer	18,016	399	8.88%	17,893	412	9.34%	17,819	449	10.11%
Total loans	5,424,090	54,374	4.02%	5,166,710	52,041	4.08%	4,844,917	49,681	4.11%
Total interest-earning assets	$6,323,657	$59,391	3.77%	$5,974,017	$56,801	3.86%	$5,690,174	$54,599	3.85%
Cash and due from banks	91,479			114,974			114,797
Federal Home Loan Bank stock	37,485			35,076			38,228
Other assets	525,239			494,042			422,739
Total assets	$6,977,860			$6,618,109			$6,265,938
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,232,790	$883	0.16%	$2,134,044	$862	0.16%	$2,041,213	$918	0.18%
Money market	1,113,748	742	0.27%	1,049,472	676	0.26%	1,003,485	607	0.24%
Time deposits	730,825	1,297	0.71%	689,530	1,225	0.72%	715,481	1,264	0.71%
Total interest-bearing deposits	$4,077,363	$2,922	0.29%	$3,873,046	$2,763	0.29%	$3,760,179	$2,789	0.30%
Borrowings
Federal Home Loan Bank borrowings	$117,557	$565	1.93%	$97,596	$502	2.09%	$131,561	$862	2.63%
Customer repurchase agreements and other short-term borrowings	125,495	50	0.16%	138,836	63	0.18%	135,831	44	0.13%
Wholesale repurchase agreements	50,000	298	2.39%	50,000	286	2.32%	50,000	289	2.32%
Junior subordinated debentures	73,604	1,003	5.47%	73,661	992	5.46%	73,824	994	5.40%
Subordinated debentures	35,000	431	4.94%	51,667	574	4.51%	30,000	254	3.40%
Total borrowings	$401,656	$2,347	2.34%	$411,760	$2,417	2.38%	$421,216	$2,443	2.33%
Total interest-bearing liabilities	$4,479,019	$5,269	0.47%	$4,284,806	$5,180	0.49%	$4,181,395	$5,232	0.50%
Demand deposits	1,653,485			1,536,919			1,387,906
Other liabilities	102,901			108,855			83,903
Total liabilities	$6,235,405			$5,930,580			$5,653,204
Stockholders' equity	742,455			687,529			612,734
Total liabilities and stockholders' equity	$6,977,860			$6,618,109			$6,265,938

Net interest income		$54,122			$51,621			$49,367

Interest rate spread (2)			3.30%			3.37%			3.35%

Net interest margin (3)			3.43%			3.50%			3.48%

Supplemental Information
Total deposits, including demand deposits	$5,730,848	$2,922		$5,409,965	$2,763		$5,148,085	$2,789
Cost of total deposits			0.20%			0.21%			0.22%
Total funding liabilities, including demand deposits	$6,132,504	$5,269		$5,821,725	$5,180		$5,569,301	$5,232
Cost of total funding liabilities			0.34%			0.36%			0.38%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $375,000, $372,000, and $314,000 for the three months ended June 30, 2015, March 31, 2015, and June 30, 2014, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

	Six Months Ended
	June 30, 2015			June 30, 2014
		Interest Earned/ Paid			Interest Earned/ Paid
	Average Balance		Yield/ Rate	Average Balance		Yield/ Rate

Interest-earning assets
Interest earning deposits with banks, federal funds sold, and short term investments	$73,120	$91	0.25%	$86,130	$106	0.25%
Securities
Securities - trading	340	-	0.00%	-	-	-
Securities - taxable investments	766,248	9,479	2.49%	712,698	9,340	2.64%
Securities - nontaxable investments (1)	5,313	99	3.76%	6,125	126	4.15%
Total securities	771,901	9,578	2.50%	718,823	9,466	2.66%
Loans held for sale	8,670	109	2.54%	7,805	147	3.80%
Loans
Commercial and industrial	857,865	16,707	3.93%	831,239	16,083	3.90%
Commercial real estate (1)	2,534,427	52,481	4.18%	2,283,207	48,925	4.32%
Commercial construction	285,886	6,104	4.31%	235,679	4,963	4.25%
Small business	87,698	2,391	5.50%	78,181	2,156	5.56%
Total commercial	3,765,876	77,683	4.16%	3,428,306	72,127	4.24%
Residential real estate	634,583	12,962	4.12%	540,280	10,486	3.91%
Home equity	877,697	14,960	3.44%	829,543	14,603	3.55%
Total consumer real estate	1,512,280	27,922	3.72%	1,369,823	25,089	3.69%
Other consumer	17,955	811	9.11%	18,519	934	10.17%
Total loans	5,296,111	106,416	4.05%	4,816,648	98,150	4.11%
Total interest-earning assets	$6,149,802	$116,194	3.81%	$5,629,406	$107,869	3.86%
Cash and due from banks	103,161			127,721
Federal Home Loan Bank stock	36,287			39,072
Other assets	509,728			414,099
Total assets	$6,798,978			$6,210,298
Interest-bearing liabilities
Deposits
Savings and interest checking accounts	$2,183,690	$1,744	0.16%	$2,002,314	$1,808	0.18%
Money market	1,081,788	1,418	0.26%	1,000,667	1,226	0.25%
Time deposits	710,292	2,523	0.72%	724,201	2,546	0.71%
Total interest-bearing deposits	$3,975,770	$5,685	0.29%	$3,727,182	$5,580	0.30%
Borrowings
Federal Home Loan Bank borrowings	$107,632	$1,066	2.00%	$141,362	$1,864	2.66%
Customer repurchase agreements and other short-term borrowings	132,129	113	0.17%	137,176	99	0.15%
Wholesale repurchase agreements	50,000	584	2.36%	50,000	574	2.32%
Junior subordinated debentures	73,632	1,996	5.47%	73,854	1,986	5.42%
Subordinated debentures	43,287	1,006	4.69%	30,000	502	3.37%
Total borrowings	$406,680	$4,765	2.36%	$432,392	$5,025	2.34%
Total interest-bearing liabilities	$4,382,450	$10,450	0.48%	$4,159,574	$10,605	0.51%
Demand deposits	1,595,523			1,367,844
Other liabilities	105,862			75,627
Total liabilities	$6,083,835			$5,603,045
Stockholders' equity	715,143			607,253
Total liabilities and stockholders' equity	$6,798,978			$6,210,298

Net interest income		$105,744			$97,264

Interest rate spread (2)			3.33%			3.35%

Net interest margin (3)			3.47%			3.48%

Supplemental Information
Total deposits, including demand deposits	$5,571,293	$5,685		$5,095,026	$5,580
Cost of total deposits			0.21%			0.22%
Total funding liabilities, including demand deposits	$5,977,973	$10,450		$5,527,418	$10,605
Cost of total funding liabilities			0.35%			0.39%

(1) The total amount of adjustment to present interest income and yield on a fully tax-equivalent basis is $747,000 and $605,000 for the six months ended June 30, 2015 and 2014, respectively.
(2) Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(3) Net interest margin represents annualized net interest income as a percentage of average interest-earning assets.

Certain amounts in prior year financial statement have been reclassified to conform to the current year's presentation.

CONTACT:
Independent Bank Corp.
Chris Oddleifson, 781-982-6660
President and Chief Executive Officer
or
Robert Cozzone, 781-982-6723
Chief Financial Officer and Treasurer